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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Pinnacle Bankshares Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[Logo]

Dear Fellow Shareholders:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation, the holding company for The First National Bank of Altavista. The meeting will be held on Tuesday, April 8, 2008, at 11:30 a.m. at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our 2007 Annual Report to Shareholders that will be reviewed at the Annual Meeting.

Please complete, sign, date and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. Your proxy may be revoked at any time before it is voted at the Annual Meeting.

We appreciate your continuing loyalty and support of The First National Bank of Altavista and Pinnacle Bankshares Corporation.

Sincerely,

/s/ Robert H. Gilliam, Jr.
Robert H. Gilliam, Jr.
President &
Chief Executive Officer

Altavista, Virginia

March 7, 2008

Pinnacle Bankshares Corporation

622 Broad Street

Altavista, Virginia 24517

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 8, 2008

The 2008 Annual Meeting of Shareholders of Pinnacle Bankshares Corporation will be held at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia, on Tuesday, April 8, 2008, at 11:30 a.m. for the following purposes:

1.	To elect three Class II directors to serve until the 2011 Annual Meeting of Shareholders, as described in the Proxy Statement accompanying this notice.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 19, 2008, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Bryan M. Lemley
Bryan M. Lemley
Secretary

March 7, 2008

IMPORTANT NOTICE

Please complete, sign, date and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies will be revoked.

Pinnacle Bankshares Corporation

622 Broad Street

Altavista, Virginia 24517

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS

April 8, 2008

GENERAL

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of the enclosed proxy to be used at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Pinnacle Bankshares Corporation (the “Company”) to be held Tuesday, April 8, 2008, at 11:30 a.m. at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 7, 2008.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Secretary of the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to Proposal 1 set forth in the accompanying notice and further described herein, the proxy will be voted FOR the director nominees named in Proposal 1.

Voting Rights of Shareholders

Only those shareholders of record at the close of business on February 19, 2008, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 1,485,089. The Company has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of Company common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter. With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customer) are counted for purposes of determining the presence or absence of a quorum, they are not counted for purposes of determining whether a proposal has been approved and, therefore, have no effect.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mails, except that officers and regular employees of the Company and The First National Bank of Altavista (the “Bank”) may make solicitations of proxies in person, by telephone or mail, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the Company’s proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in connection with this activity.

Securities Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of the Company’s common stock, as of March 1, 2008, for each director, director nominee and executive officer, and for all directors, director nominees and executive officers as a group. To the Company’s knowledge, no shareholder of the Company owns more than 5% of the Company’s outstanding common stock.

Name	Amount and Nature of Beneficial Ownership (1)		Ownership as a Percentage of Common Stock Outstanding
A. Willard Arthur	3,312		*
James E. Burton, IV	18,221	(2)	1.23%
John P. Erb	4,979		*
Robert H. Gilliam, Jr.	24,031		1.62%
R. B. Hancock, Jr.	4,178	(3)	*
James P. Kent, Jr.	19,737	(4)	1.33%
Bryan M. Lemley	2,210	(5)	*
William F. Overacre	1,000		*
Carroll E. Shelton	15,759		1.06%
John L. Waller	4,168		*
Michael E. Watson	1,537	(3)	*

All directors, director nominees and executive officers as a group (11 persons)	99,132		6.68%

*	Less than 1.0%, based on 1,485,089 total outstanding shares as of March 1, 2008.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within sixty days.
(2)	Includes 12,068 shares held as custodian for minor children, and excludes 786 shares held solely in spouse’s name.
(3)	Shares held jointly with spouse.
(4)	Excludes 2,283 shares held solely in spouse’s name.
(5)	Includes 2,000 shares that Mr. Lemley has the option to purchase under the 1997 Incentive Stock Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board is divided into three classes (I, II and III) of directors. The term of office for Class II directors will expire at the Annual Meeting. The three persons named below are being nominated to serve as Class II directors. If elected, the Class II nominees will serve until the 2011 Annual Meeting of Shareholders.

The nominees for election as Class II directors, James E. Burton, IV, James P. Kent, Jr. and William F. Overacre, currently serve as directors of the Company and are standing for re-election.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company’s Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company’s Board.

Certain information concerning the nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class I and Class III directors who will continue in office.

Name (Age) and Address	Principal Occupation Last Five Years	Director of Company Since (1)
Class II Directors (Nominees) (To Serve until the 2011 Annual Meeting)

James E. Burton, IV (51) Lynchburg, Virginia	Vice President, Operations Marvin V. Templeton & Sons, Inc.	1998

James P. Kent, Jr. (68) Hurt, Virginia	Partner Kent & Kent, P. C.	1980

William F. Overacre (66) Forest, Virginia	Broker/Owner RE/MAX 1st Olympic, REALTORS	2002

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.
Class I Directors (Serving until the 2010 Annual Meeting)

A. Willard Arthur (62) Rustburg, Virginia	Chairman and Secretary Marvin V. Templeton & Sons, Inc.	1998

John P. Erb (64) Altavista, Virginia	Assistant Superintendent Campbell County Schools	1989

Name (Age) and Address	Principal Occupation Last Five Years	Director of Company Since (1)
Robert H. Gilliam, Jr. (62) Lynch Station, Virginia	President & CEO The First National Bank of Altavista and Pinnacle Bankshares Corporation	1979

R. B. Hancock, Jr. (57) Huddleston, Virginia	President & Owner R. B. H., Inc.	1994

Class III Directors (Serving until the 2009 Annual Meeting)

Carroll E. Shelton (57) Hurt, Virginia	Senior Vice President The First National Bank of Altavista and Pinnacle Bankshares Corporation	1990

John L. Waller (64) Hurt, Virginia	Owner & Operator Waller Farms, Inc.	1989

Michael E. Watson (53) Gladstone, Virginia	Controller Flippin, Bruce & Porter, Inc.	2003

(1)	If prior to May 1, 1997, reflects year that director joined the Board of The First National Bank of Altavista (the “Bank”), the Company’s sole subsidiary. Effective May 1, 1997, the Company became the holding company for the Bank.

Meetings and Committees of the Board of Directors

Board of Directors. The members of the Board of the Directors of the Company also constitute the members of the Board of Directors of the Bank. The Board of Directors conducts its business through meetings of the Company’s Board and through committees of the Bank’s Board, certain of which are described below. The Company became the holding company for the Bank in May 1997, and currently, the Bank’s committees make recommendations to the Company’s Board regarding the audit, compensation and nominating functions. During calendar year 2007, the Company’s Board of Directors held five meetings and the Bank’s Board of Directors held thirteen meetings. No director attended fewer than 75 percent of the total meetings of the Company’s Board of Directors and the Bank committees on which he served during this period. The Board has determined that Messrs. Arthur, Burton, Erb, Hancock, Overacre, Waller and Watson are independent under the listing standards of the NASDAQ Stock Market.

The Company has not adopted a formal policy on Board members’ attendance at the annual meeting of shareholders, although all Board members are encouraged to attend. All Board members attended the 2007 Annual Meeting of Shareholders.

Audit Committee. The Bank’s Audit Committee meets to review reports of the Bank’s internal auditor, who reports directly to the Audit Committee, and reviews the annual report of the Company’s independent auditors. The members of the Audit Committee are Messrs. Burton (Chair), Hancock, Waller and Watson and they met five times in 2007. In addition, the Chairman of the Audit Committee held discussions with the Company’s independent auditors each quarter prior to the filing of the Company’s Quarterly Reports on Form 10-Q as required by Statement on Auditing Standards No. 90 (Audit Committee Communications). The Company’s Board of Directors has determined that all of the members of the Audit Committee are independent for audit committee purposes under the listing standards of the NASDAQ Stock Market and applicable Securities and Exchange Commission (the “SEC”) regulations. The Board of Directors has also determined that Mr. Watson qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee operates pursuant to a written charter, which is available on the Bank’s website at www.1stnatbk.com under “Investor Relations.”

Compensation Committee. The Bank’s Compensation Committee reviews officer and employee compensation and employee benefit plans and makes recommendations to the Bank’s Board concerning such matters. The Compensation Committee makes recommendations as to the employment of officers of the Bank. Members of the Compensation Committee are Messrs. Erb (Chair), Arthur, Hancock and Overacre, and they met three times in 2007. The Board has determined that all members of the Compensation Committee are independent for compensation committee purposes under the listing standards of the NASDAQ Stock Market. The Compensation Committee operates pursuant to a written charter, which is available on the Bank’s website at www.1stnatbk.com under “Investor Relations.”

Nominating Committee. The Nominating Committee’s duties include consideration of candidates for Board election. At this time, the Nominating Committee does not have a formal written charter. The Nominating Committee makes a recommendation to the Company’s Board concerning candidates for any vacancy that may occur and the entire Board then determines which candidate(s) should be nominated for the shareholders’ approval. The members of the Nominating Committee are Messrs. Arthur, Burton, Erb and Gilliam, and they met two times in 2007. The Company’s Board of Directors has determined that all of the members of the Nominating Committee are independent for nominating committee purposes under the listing standards of the NASDAQ Stock Market, except Mr. Gilliam.

While the Nominating Committee has no formal procedure for shareholders to submit director recommendations, the Nominating Committee will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Company’s Secretary, Pinnacle Bankshares Corporation, P. O. Box 29, Altavista, Virginia 24517, and must be received by January 30, 2009, in order to be considered by the Nominating Committee for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Nominating Committee.

In addition, in accordance with the Company’s bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting if the shareholder gives written notice of his or her intent to make such nomination. In accordance with the Company’s bylaws, a shareholder nomination must include the nominee’s written consent to serve as a director of the Company if selected, sufficient background information with respect to the nominee including, but not limited to, the nominee’s name and address, the amount and nature of the nominee’s beneficial ownership of the Company’s securities, his or her principal occupation for the past five years and his or her age, sufficient identification of the nominating shareholder, including the shareholder’s name and address, a description of any arrangements or understandings between the shareholder and the nominee pursuant to which the nomination is to be made by the shareholder, and a representation by the shareholder that he or she is the owner of stock of the Company entitled to vote at the annual meeting and that he or she intends to appear at the annual meeting (in person or by proxy) to nominate the individual specified in the notice. Notice of such nominations must be received by the Company’s Secretary at the Company’s principal office in Altavista, Virginia, no later than February 5, 2009 in order to be made for the annual election of directors in 2009, but no more than 90 days prior to the date of the 2009 Annual Meeting of Shareholders. These requirements are more fully described in Article III, Section 16 of the Company’s bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Company’s Secretary.

The Nominating Committee may identify director nominees through a combination of referrals, including by management, existing Board members and shareholders, and direct solicitations, where warranted. Once a candidate has been identified, the Nominating Committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, the Nominating Committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the Board.

Minimum Qualifications for Directors

The Nominating Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board and to the Company and its shareholders. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition at the time. However, minimum qualifications include high-level leadership experience in business activities, breadth of knowledge about issues affecting the Company and the Bank and time available for meetings and consultation on Company and Bank matters. Additionally, no individual may be nominated for election or elected as a director if on the date of election, the individual would be age 70 or older.

Shareholder Communications with the Board of Directors

The Company provides an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so by writing to Pinnacle Bankshares Corporation, P.O. Box 29, Altavista, Virginia 24517. Correspondence sent by first class mail directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the acting Chairman.

Directors’ Fees

The Board of Directors of the Company determines the compensation for its directors. The Company uses compensation survey information from similar sized companies to determine the appropriate levels of compensation. All directors of the Company receive an annual retainer of $2,000. In addition, directors of the Bank receive an annual retainer of $4,000 and, in addition, the Bank’s outside directors receive $250 for each committee meeting attended. Directors may defer payment of all retainers and fees. The Company established a nonqualified deferred compensation plan in January 1998 for directors, which is administered by the Virginia Bankers Association Benefits Corporation (the “VBA”).

The following table summarizes director compensation earned for 2007.

DIRECTOR COMPENSATION

	Fees earned or paid in cash		Total
Name(1)	($)		($)
A. Willard Arthur	11,250		11,250
James E. Burton, IV	10,500		10,500
John P. Erb	13,500		13,500
R.B. Hancock, Jr.	9,000		9,000
James P. Kent, Jr.	11,000	(2)	11,000
William F. Overacre	12,500		12,500
John L. Waller	12,750		12,750
Michael E. Watson	10,000		10,000

(1)	Compensation for Directors Robert H. Gilliam, Jr. and Carroll E. Shelton is included in the Summary Compensation Table.
(2)	$5,500 of Mr. Kent’s director compensation earned in 2007 was deferred under the VBA Deferred Compensation Plan for Pinnacle Bankshares Corporation.

Interest of Management in Certain Transactions

As of December 31, 2007, borrowing by all policy-making officers, directors, and principal shareholders and their associates amounted to $1,090,000, or 4.06% of total capital. The maximum aggregate amount of such indebtedness during 2007 was $1,865,000, or 7.02% of total year-end capital. These loans were made in the ordinary course of the Bank’s business, and in the opinion of management of the Bank, all such loans and commitments for loans were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the same time for comparable transactions with other persons and do not involve more than a normal risk of collectibility or present other unfavorable features. The Bank expects to have in the future similar banking transactions with officers, directors, principal shareholders and their associates.

EXECUTIVE COMPENSATION

Bank’s Compensation Committee reviews officer and employee compensation and employee benefit plans and makes recommendations to the Bank’s Board concerning such matters. The Committee’s membership is determined by the Board.

The Compensation Committee reviews the performance of the President and Chief Executive Officer and determines the appropriate compensation for the following year. The Committee reviews the performance of the President and Chief Executive Officer and determines the appropriate compensation for the following year. The Committee also determines any equity compensation or other compensation the President and Chief Executive Officer may receive.

Pursuant to its charter, the Compensation Committee may delegate its duties to any subcommittee or any member of senior management. Compensation of senior management is determined by the President and Chief Executive Officer with direction from the Compensation Committee staying within the targeted overall compensation budgeted by the Company.

The Company does not have written employment agreements with senior management. The compensation of senior management is a mix of base salary, incentive compensation and equity compensation designed to be competitive with the Company’s peers and to enhance long-term value to the Company’s shareholders. The compensation setting process consists of establishing a targeted overall compensation for the Company by the Compensation Committee. Under the incentive compensation program, at the beginning of each year, the Committee recommends for approval by the Board of Directors annual performance goals for a series of key performance indicators for the Company representing growth, profitability, asset quality and productivity (such as loan and deposit growth, net interest margin, noninterest income, past due loans, net charge-offs and noninterest expense), and estimated percent of base salary payout levels for achieving those performance goals. At the end of the year, the Board of Directors evaluates the Company’s performance with respect to the various performance goals established earlier in the year and based on this evaluation, employees are paid the base salary percentage as cash incentive compensation for the year. Incentive compensation expense is accrued each month and is paid to employees in December, if any is earned.

The following table provides compensation information concerning Mr. Gilliam, President and Chief Executive Officer, Mr. Shelton, Senior Vice President and Chief Credit Officer and Mr. Lemley, Vice President and Chief Financial Officer, the named executive officers of the Company for 2007 pursuant to Item 402 (m)(2) of Regulation S-K. All compensation, other than director fees for service on the Company’s Board of Directors, was paid by the Bank, the Company’s wholly-owned subsidiary. The following table summarizes compensation earned by these named executive officers in 2007.

SUMMARY COMPENSATION TABLE

		Salary		Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)(1)		($)	($)(2)	($)
Robert H. Gilliam, Jr. President and Chief Executive Officer	2007	191,000	(3)	2,498	3,770	197,268
	2006	181,000	(3)	10,010	3,572	194,582
Carroll E. Shelton Senior Vice President and Chief Credit Officer	2007	116,520		1,493	323	118,336
	2006	104,760		5,649	339	110,748
Bryan M. Lemley Vice President and Chief Financial Officer	2007	93,187		1,259	238	94,684
	2006	86,353		4,939	187	91,479

(1)	Includes combined Company and Bank Board retainers of $6,000 in each of 2007 and 2006 for Messrs. Gilliam and Shelton.
(2)	“All Other Compensation” consists entirely of the imputed cost of coverage in excess of $50,000 of group-term life insurance provided under an employee policy. The cost is calculated using the IRS Premium Table.
(3)	$3,500 of Mr. Gilliam’s director’s compensation earned in each of 2007 and 2006 was deferred under the VBA Deferred Compensation Plan for Pinnacle Bankshares Corporation.

Incentive Stock Plans. The Company adopted the 1997 Incentive Stock Plan effective May 1, 1997, which expired May 1, 2007 and the 2004 Incentive Stock Plan effective May 1, 2004 (together, the “Incentive Plans”). The 1997 Incentive Stock Plan made available up to 50,000 shares of common stock, and the 2004 Incentive Stock Plan makes available up to 100,000 shares of common stock for awards to key employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock (collectively, “Awards”). To date, the Company has only granted stock options under these Incentive Plans. The purpose of the Incentive Plans is to promote the success of the Company and its subsidiaries by providing incentives to key employees who will promote the identification of their personal interests with the long-term financial success of the Company and with growth in shareholder value. The Incentive Plans are designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent. Stock options are granted based upon the ability of key employees to affect the performance of the Company. The Company grants stock options as a motivation to its employees and as a retention tool as the option awards vest over a five-year period

Under the terms of both Incentive Plans, the Compensation Committee of the Board of Directors of the Bank (the “Committee”) administers the plans. No director may serve as a member of the Committee if he is eligible to participate in either Incentive Plan or was at any time within one year prior to his appointment to the Committee eligible to participate in either Incentive Plan. The Committee has authority to determine the key employees to whom Awards shall be made.

Each Award under the Incentive Plans is made pursuant to a written agreement between the Company and the recipient of the Award (the “Agreement”). In administering the Incentive Plans, the Committee has the authority, subject to approval, amendment and modification by the Board of Directors of the Company, to determine the terms and conditions upon which Awards are made and exercised, to determine terms and provisions of each Agreement, to construe and interpret the Incentive Plans and the Agreements, to establish, amend, or waive rules or regulations for the Incentive Plan’s administration, to accelerate the exercisability of any Award, the end of any performance period, or termination of any period of restriction, and to make all other determinations and take all other actions necessary or advisable for the administration of the Incentive Plans.

The Board may terminate, amend, or modify the Incentive Plans from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code of 1986, as amended (the “Code”), the rules and regulations under Section 16 of the Securities Exchange Act of 1934 or pursuant to any other applicable laws, rules, or regulations.

The following table reflects certain information regarding unexercised options held at December 31, 2007 by Messrs. Gilliam, Shelton and Lemley.

Outstanding Equity Awards at Fiscal 2007 Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert H. Gilliam, Jr.	—		—	—	—	—
Carroll E. Shelton	—		—	—	—	—
Bryan M. Lemley	2,000	(1)	—	—	$14.00	7/1/2011

(1)	These options became exercisable in five equal installments on the first, second, third, fourth and fifth anniversaries of the grant date of 7/1/2001.

Mr. Gilliam exercised 12,000 stock options, Mr. Shelton exercised 8,000 stock options and Mr. Lemley exercised 500 stock options during 2007.

Change in Control Agreements. The Company has entered into agreements with Messrs. Gilliam, Shelton and Lemley that provide for severance payments and certain other benefits if their employment terminates under specified conditions after a “change in control” (as defined therein) of the Company. Payments and benefits will be paid under each agreement only if, within two years and 60 days following a change in control, the executive (i) is terminated involuntarily without “cause” (as defined therein) and not as a result of death or disability, or (ii) terminates his employment voluntarily for “good reason” (as defined therein), including the executive’s unilateral decision to leave during any of three 60 day window periods (beginning on the date of the change in control and the first and second anniversaries thereof). “Change in control” is defined generally to include (i) an acquisition of 20% or more of the Company’s common or voting stock, (ii) certain changes in the composition of the Company’s Board of Directors, (iii) consummation of certain business combinations or asset sales in which the Company’s historic shareholders hold less than 60% of the resulting or purchasing company or (iv) shareholder approval of the liquidation or dissolution of the Company.

In the event of a covered termination following a change in control, Mr. Gilliam will be entitled to receive (i) a severance payment made over three years or in a lump sum equal to 2.5 times the sum of Mr. Gilliam’s highest annual base salary during the 24-month period ending on the date of the change in control and his highest bonuses for any of the Company’s three fiscal years ending immediately prior to the date of the change in control and (ii) a continuation of employee welfare benefits for three years. In addition, Mr. Gilliam will have the right to require the Company to purchase his principal residence at its fair market value if he requests within one year after his termination of employment. The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Gilliam may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on Mr. Gilliam and may also be limited by applicable banking limitations on golden parachutes.

In the event of a covered termination following a change in control, Mr. Shelton will be entitled to receive (i) a severance payment made over three years or in a lump sum equal to 2 times the sum of Mr. Shelton’s highest annual base salary during the 24-month period ending on the date of the change in control and his highest bonuses for any of the Company’s three fiscal years ending immediately prior to the date of the change in control and (ii) a continuation of employee welfare benefits for three years. The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Shelton may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on Mr. Shelton and may also be limited by applicable banking limitations on golden parachutes.

In the event of a covered termination following a change in control, Mr. Lemley will be entitled to receive (i) a severance payment made over three years or in a lump sum equal to 2 times the sum of Mr. Lemley’s highest annual base salary during the 24-month period ending on the date of the change in control and his highest bonuses for any of the Company’s three fiscal years ending immediately prior to the date of the change in control and (ii) a continuation of employee welfare benefits for three years. The total payments and benefits payable, including any parachute payments otherwise made, to Mr. Lemley may not exceed the maximum amount that may be paid without the imposition of a “golden parachute” federal excise tax on Mr. Lemley and may also be limited by applicable banking limitations on golden parachutes.

Retirement Plans. The Bank maintains a Non-Contributory Defined Benefit Retirement Plan (the “Retirement Plan”) covering substantially all employees who have reached the age of 21 and have been fully employed for at least one year. The Retirement Plan, sponsored by the Virginia Bankers Association Benefits Corporation, provides participants with retirement benefits related to salary and years of credited service. Employees become vested after five plan years of service, and the normal

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retirement date is the first day of the month coinciding with or following the employee’s 65th birthday. The Retirement Plan does not cover directors who are not active employees. The amount expensed for the Retirement Plan during the year ended December 31, 2007, was $318,120.

The following table shows the estimated annual retirement benefits payable to employees in the average annual salary and years of service classifications set forth below assuming retirement at the normal retirement age of 65.

ANNUAL RETIREMENT BENEFIT:		The First National Bank of Altavista

Five-Year Average Salary	YEARS OF CREDITED SERVICE
	10	15	20	25	30	35
$ 25,000	$3,750	$5,625	$7,500	$9,375	$11,250	$12,188
40,000	6,525	9,788	13,050	16,313	19,575	21,338
55,000	9,900	14,850	19,800	24,750	29,700	32,588
75,000	14,400	21,600	28,800	36,000	43,200	47,588
100,000	20,025	30,038	40,050	50,063	60,075	66,338
125,000	25,650	38,475	51,300	64,125	76,950	85,088
150,000	31,275	46,913	62,550	78,188	93,835	103,838
175,000	36,900	55,350	73,800	92,250	110,700	122,588
200,000	42,525	63,788	85,050	106,313	127,575	141,338

Benefits under the Retirement Plan are based on a straight life annuity assuming full benefit at age 65, no offsets, and covered compensation of $36,000 for a person age 65 in 2007. Compensation taken into account under the Retirement Plan is limited by the Code’s compensation limit, which is $220,000 for the plan years beginning October 1, 2007 and which is adjusted periodically for inflation. The estimated annual benefit payable under the Retirement Plan upon retirement is $113,852 for Mr. Gilliam, credited with 37 years of service, $67,131 for Mr. Shelton credited with 34 years of service, and $48,113 for Mr. Lemley, credited with 8 years of service. Benefits are estimated on the basis that each will continue to receive, until age 65, covered salary in the same amount paid in 2007.

Profit Sharing/401(k) Plan. The Bank adopted a Defined Contribution Profit Sharing Thrift Plan (the “Thrift Plan”) effective January 1, 1997. The Thrift Plan, sponsored by the Virginia Bankers Association Benefits Corporation, includes a 401(k) savings provision that authorizes a maximum voluntary salary deferral of up to 100% of compensation, subject to statutory limitations. All full-time employees who have reached the age of 21 are eligible to participate. Contributions and earnings, which are tax-deferred, may be invested in various investment vehicles offered through the Virginia Bankers Association Benefits Corporation. The profit sharing arrangement allows for employer contributions in such amounts, if any, as the Board of Directors determines. Employees become 100% vested in any employer contributions that may be made after three plan years of service. The Bank made no contributions to the Thrift Plan for the year ended December 31, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and 10% beneficial owners of the Company’s common stock to file reports concerning their ownership of and transactions in such common stock. Based on a review of these reports filed by the Company’s officers and directors, the Company believes that its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during 2007.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of applicable SEC regulations and the NASDAQ Stock Market’s listing standards for audit committee members, has furnished the following report:

The Audit Committee (the “Committee”) reviews the Company’s financial reporting process on behalf of the Board. The role and responsibilities of the Committee are set forth in a written charter adopted by the Board. The Committee reviews the charter annually and, when appropriate, recommends changes to the Company’s Board. The charter was last amended in 2004. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report thereon. The Committee monitors these processes.

In this context, the Committee met and held discussions with management and the independent auditors to discuss the consolidated audited financial statements for the year ended December 31, 2007. Management represented to the Committee that the Company’s audited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including their judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management of the Company; and other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

The Committee also discussed with the independent auditors the auditors’ independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Committee also discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Audit Committee Members

James E. Burton, IV - Chair
R. B. Hancock, Jr.
John L. Waller
Michael E. Watson

PRINCIPAL ACCOUNTANT

The Audit Committee has selected the firm of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm to audit the books of the consolidated Company for the current year, to report on the consolidated statement of financial position and related statement of earnings of the Company, and to perform such other appropriate accounting services as may be required by the Audit Committee. Cherry, Bekaert & Holland, L.L.P. audited the books of the consolidated Company for 2007. A representative of Cherry, Bekaert & Holland, L.L.P. is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he so desires, and to respond to appropriate questions of the shareholders.

PRINCIPAL ACCOUNTANT FEES

The following table presents fees for professional audit services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and 2006 and fees billed for other services rendered by Cherry, Bekaert & Holland, L.L.P. during those periods.

Year Ended December 31,	2007	2006
(In thousands)
Audit Fees(1)	$52.0	$50.0
Audit Related Fees	3.0	2.0
Tax Fees(2)	4.0	4.0
All Other Fees	—	—
Total	$59.5	$56.0

(1)	Includes annual financial statement audit and limited quarterly review services. For 2007, includes amounts billed through December 31, 2007, and additional amounts estimated to be billed for the 2007 audit.
(2)	Represents income tax services other than those directly related to the audit of the income tax accrual.

All such audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by Cherry, Bekaert & Holland, L.L.P. was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions.

Pre-Approval Policies

The Audit Committee reviews and pre-approves all auditing services and permitted non-audit services performed by the Company’s independent auditors, as well as corresponding fees, subject to the de minimis exception for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the committee prior to the completion of the audit.

The Audit Committee may form and delegate authority to, when appropriate, subcommittees consisting of one or more members, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the committee at its next scheduled meeting.

OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the determination of a majority of the Board of Directors.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

In accordance with the Company’s bylaws, proposals of shareholders intended to be presented at the 2009 Annual Meeting (other than director nominations) must be received by the Company’s Secretary no later than November 7, 2008, provided that if the 2009 Annual Meeting is held more than 30 days from April 14, 2009, such notice must be given not less than 90, nor more than 120, days prior to the date set for the 2009 Annual Meeting. In addition, under applicable law and in accordance with the Company’s bylaws, the Board of Directors need not include an otherwise appropriate shareholder proposal in its proxy statement or form of proxy for the 2009 Annual Meeting unless the proposal is in the form prescribed in Article III, Section 17 of the Company’s bylaws and is received by the Company’s Secretary, at the Company’s principal office in Altavista, Virginia, on or before November 7, 2008; provided that if the 2009 Annual Meeting is held more than 30 days from April 8, 2009, the deadline for such a proposal is a reasonable time before the Company prints its proxy materials for the 2009 Annual Meeting.

The proxy solicited by the Board of Directors for the 2009 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by November 7, 2008, in writing delivered to the Company’s Secretary.

By Order of the Board of Directors

/s/ Bryan M. Lemley
Bryan M. Lemley
Secretary

Altavista, Virginia

March 7, 2008

A copy of the Company’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2007, will be furnished without charge to shareholders upon written request directed to the Company’s Secretary at the address set forth on the first page of this Proxy Statement.

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PINNACLE BANKSHARES CORPORATION		For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 8, 2008		1. To elect three Class II directors for three-year terms (Proposal 1):
Nominees:
This proxy is solicited on behalf of the Board of Directors.		James E. Burton, IV, James P. Kent, Jr. and William F. Overacre

The undersigned shareholder of Pinnacle Bankshares Corporation (the “Company”) hereby appoints E.H. Frazier, Jr., Henry S. Pittard and Percy O. Moore as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of the Company standing in the name of the undersigned shareholder as of February 19, 2008, at the annual meeting of shareholders (the “Annual Meeting”) to be held at 11:30 a.m. Eastern Time, on Tuesday, April 8, 2008, at the Fellowship Hall of Altavista Presbyterian Church, located at 707 Broad Street, Altavista, Virginia and at any adjournments thereof, upon each of the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name of the nominee(s) in the space provided below.

2. The proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments of the meeting in accordance with the determination of a majority of the Company’s Board of Directors.

Please check box if you plan to attend the April 8, 2008 Annual Meeting.
Number Attending —

This proxy will be voted as directed by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1. If any other matter shall be brought before the meeting, the shares represented by this proxy will be voted by the proxy agents in accordance with the determination of a majority of the Company’s Board of Directors. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and requesting to vote in person. The undersigned shareholder hereby acknowledges receipt of the Notice of 2008 Annual Meeting of Shareholders and related Proxy Statement.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

PINNACLE BANKSHARES CORPORATION

Please date and sign exactly as your name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and any other fiduciary should sign and indicate his or her full title. When shares have been issued in the name of two or more persons, all should sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.